EXHIBIT 17

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

Your Proxy Vote is important!

And now you can Proxy Vote by PHONE.

It saves Money! Telephone voting saves postage costs. Savings which can help minimize expenses.

It saves Time! Telephone voting is instantaneous - 24 hours a day.

It’s Easy! Just follow these simple steps:

1. Read your proxy statement and have it at hand.

2. Call toll-free 1-866-241-6192.

3. Follow the recorded directions.

4. Do not mail your Proxy Card when you vote by phone.

Please detach at perforation before mailing.

PROXY	THE CATHOLIC EQUITY FUND	PROXY
(a series of The Catholic Funds, Inc.)

Revocable Proxy for Special Meeting of Shareholders

This Proxy is Solicited on Behalf of the Board of Directors. The undersigned hereby appoints Daniel Steininger or Allan Lorge, and each of them, proxy, with full power of substitution, to vote all shares of stock the undersigned is entitled to vote at the Special Meeting of Shareholders of The Catholic Equity Fund to be held at the offices of Catholic Financial Services Corporation, 1100 West Wells Street, Milwaukee, Wisconsin, on March 23, 2007 at 11:00 a.m. Central Time, or at any adjournment thereof, with respect to the matters set forth on this proxy and described in the Notice of Special Meeting and Proxy Statement, receipt of which is hereby acknowledged.

Shares listed below represent the total number of the Fund shares registered in the name printed below.

Shares Held as of Record Date: VOTE VIA THE TELEPHONE: 1-866-241-6192

999 9999 9999 999

Please sign exactly as name appears at left.

If stock is owned by more than one person, all owners should sign. Persons signing as executors, administrators, trustees or in similar capacities should so indicate.

Signature(s)

Signature(s)

Date

EXHIBIT 17

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

Please detach at perforation before mailing.

Shares represented by this proxy will be voted as directed by the stockholder.
IF NO DIRECTION IS SUPPLIED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.
The Board of Directors recommends that you vote FOR Proposal 1.

PLEASE MARK BOXES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ■

1.
To approve an Agreement Plan of Reorganization involving the Catholic Equity Fund and the Ave Maria Rising Dividend Fund, providing that substantially all of the assets and stated liabilities of the Catholic Equity Fund would be transferred to the Ave Maria Rising Dividend  Fund and you would receive shares of the Ave Maria Rising Dividend Fund in exchange for  your Catholic Equity Fund shares.
		FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	In their discretion, the proxies are authorized to vote on such other matters as may properly come before the meeting.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.